Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus dated September 16, 2022, of Beam Global of our report dated May 18, 2022, with respect to the financial statements of All Cell Technologies, LLC for the year ended December 31, 2021 included in Beam Global’s Form 8-K/A filed on May 18, 2022 with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

Baltimore, Maryland

September 16, 2022